UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2009

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	0-28806	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

(Address of Principal Executive Offices)

(626) 581-8878

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2009, we entered into a non-statutory stock option agreement with Mr. Elan Yaish, pursuant to which Mr. Yaish is granted an option to purchase up to 20,000 shares of the Company’s common stock under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”). As disclosed in our current report on Form 8-K filed on March 5, 2009, Mr. Yaish accepted his appointment to our board of directors on February 26, 2009, and entered into a written agreement with us in connection with the appointment. The option is granted pursuant to the terms of the written agreement. The option is exercisable for a period of five years with a per share exercise price equal to the market closing price on the option grant date. The option will vest and become exercisable in two equal installments: the first six months from the option grant date and the second six months thereafter. Prior to the option’s expiration date, however, Mr. Yaish’s exercise right will terminate three months from the date that he ceases to be a director of the Company for any reason, provided that if Mr. Yaish violates his confidentiality covenant with the Company, his exercise right will immediately terminate upon the Company’s written notice. Additionally, if Mr. Yaish’s directorship is terminated for misconduct or failure to perform his responsibilities that the Company deems willful, his exercise right will terminate immediately upon the effective date of such termination. On the other hand, if Mr. Yaish dies or becomes disabled, the option will remain exercisable for one year from the date of his death or disability.

Additionally on March 10, 2009, we granted Ms. Yvonne Zhang, our Chief Financial Officer, an option to purchase up to 55,000 shares of the Company’s common stock under the 2009 Plan pursuant to a non-statutory stock option agreement. The option is exercisable for a period of five years with an exercise price equal to 85% of the market closing price on the option grant date. The option will vest and become exercisable immediately. Prior to the option’s expiration date, however, if Ms. Zhang violates her confidentiality covenant with the Company, her exercise right will immediately terminate upon the Company’s written notice. Additionally, if Ms. Zhang is terminated for misconduct or failure to perform her responsibilities that the Company deems willful, her exercise right will terminate immediately upon the effective date of such termination. On the other hand, if Ms. Zhang dies or becomes disabled, the option will remain exercisable for one year from the date of her death or disability.

The foregoing description of the material terms of the stock option agreements with Mr. Yaish and Ms. Zhang are qualified in their entirety by a copy of the form of such stock option agreements attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

The option granted to Mr. Yaish was approved by our board of directors on February 24, 2009 concurrently with the approval of his appointment to the board of directors. The option granted to Ms. Zhang was also approved by our board of directors on February 24, 2009, and is intended to replace the option granted to Ms. Zhang on June 9, 2008 under the Company’s 2006 Stock Option/Stock Issuance Plan, which option has expired under the terms of such plan.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           Entry of Material Contract with Principal Financial Officer

The disclosures in Item 1.01 above regarding the non-statutory stock option agreement with Ms. Yvonne Zhang, our Chief Financial Officer, are incorporated herein.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Non-statutory Stock Option Agreement with Mr. Elan Yaish

10.2	Form of Non-statutory Stock Option Agreement with Ms. Yvonne Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2009	Songzai International Holding Group, Inc. (Registrant)

	By:	/S/ Hongwen Li
Hongwen Li
Chief Executive Officer